UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                           Date of Report: May 2, 2000
                       (Date of earliest event reported)



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




          PENNSYLVANIA                1-1401              23-0970240
        (State or other             (Commission         (IRS Employer
        jurisdiction of             file number)         Identification
         incorporation)                                      Number)



           230l Market Street, Philadelphia, Pennsylvania     19101
              (Address of principal executive offices)      (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5.  Other Events

The matters discussed in this Report under Use of Proceeds and Financial Benefits are forward-looking statements. The Company's current expectations, anticipated plans and estimates set forth in these statements are dependent on numerous factors which may change, including market conditions, the price of the Company's Common Stock and the timing and amount of Common Stock repurchased by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report.

On May 3, 2000, the Company issued the following press release.

PECO ENERGY TRANSITION TRUST COMPLETES
SECOND SECURITIZATION DEAL WITH CLOSING OF
$1 BILLION ASSET-BACKED BOND SALE

PHILADELPHIA, PA, May 3, 2000 - PECO Energy Transition Trust, a special purpose independent entity created by PECO Energy Company, closed yesterday on the sale of $1 billion in asset-backed transition bonds, its second securitization of the Company's stranded cost recovery financing of debt in the last 14 months. Salomon Smith Barney was lead underwriter.

All of the AAA-rated transition bonds were non-callable, fixed-rate securities. They were sold in four classes:

$110 million 7.18% coupon A-1 series bonds repayable in 1.1 years $140 million 7.30% coupon A-2 series bonds repayable in 2.1 years $398.8 million 7.625% coupon A-3 series bonds repayable in 8.8 years $351.2 million 7.65% coupon A-4 series bonds repayable in 9.3 years

The weighted cost of the transition bonds is approximately 7.77%. This is an effective rate which includes the impacts of hedging arrangements.

The Company intends to use the proceeds from the securitization to repurchase debt and equity in roughly equal amounts. Approximately 50% of the proceeds of this bond issuance will be used to repurchase approximately 12 million shares of common stock through the settlement of a forward purchase agreement that was put in place during the first quarter of 2000. This forward purchase agreement will be settled today, May 3, 2000.

The Company announced today that it is offering to purchase for cash any and all of its First and Refunding Mortgage Bonds, 7.5% Series due 2002, with an aggregate principal amount outstanding of $100 million, and 8% Series due 2002, with an aggregate principal amount outstanding of $200 million. Credit Suisse First Boston Corporation will serve as Dealer Manager for the tender offers.

The Company also announced its intention to call for redemption its First and Refunding Mortgage Bonds, 7.375% Series due 2001, with an aggregate principal amount outstanding of $80 million and its First and Refunding Mortgage Bonds, 10.25% Series due 2007, with an aggregate principal amount outstanding of $32.5



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million on August 1, 2000. The remaining proceeds from the bond issuance will be used to reduce other debt.


After deploying the proceeds from the sale of transition bonds as described above, the Company expects a slight increase in earnings per share in 2000 and an increase in earnings per share of approximately $0.15 per share in subsequent years without reflecting the impact of the 2001 retail electric rate reduction. These earnings per share estimates could change and are largely dependent upon the timing and price of debt repurchases.

PECO Energy Transition Trust was formed to securitize the Company's stranded cost recovery, issue and service the bonds. The Pennsylvania Public Utility Commission (PA-PUC) approved the 12-year recovery of $5.26 billion of the Company's stranded costs.

PECO Energy securitized $4 billion of its recoverable stranded costs through PECO Energy Transition Trust in March 1999, one of the first and the largest securitized bond sale in the nation. The PA-PUC granted PECO Energy the right to securitize an additional $1 billion on March 16, 2000.

The following information was released to the financial community:

Summary of Issuance:
o On May 2, 2000, PECO Energy Transition Trust issued an additional $1 Billion of Transition Bonds to securitize a portion of PECO Energy's stranded costs.
o The bonds are fixed-rate, AAA-rated securities in four different tranches with varying maturities.
o The bonds will be serviced through a non-bypassable Intangible Transition Charge (ITC) carved out of our existing Competitive Transition Charge
     (CTC).
o The expected life to maturity of the bond tranches range from 1 to 10 years.
o The weighted cost of the Transition Bonds is approximately 7.77% - this is an effective rate, which includes the impacts of Treasury Bond hedging arrangements.

Background:
o Pennsylvania's Competition Act and PECO's qualified rate order originally authorized the securitization of $4 Billion of PECO's $5.26 Billion in stranded costs, and provided for an irrevocable ITC to recover from customers the interest and principal of the bonds. The $4 Billion of Transition Bonds were issued in March of 1999.
o In January 2000, PECO Energy Company requested authorization from the PA Public Utility Commission to securitize an additional $1 Billion. The PUC granted that request on 3-16-2000.


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Use of Proceeds:
o The Competition Act requires that the proceeds from the issuance of the transition bonds be applied principally to reduce the capital structure.
o PECO will apply the proceeds from the sale of the bonds to repurchase debt and equity in roughly equal amounts.
o Approximately 50% of the proceeds of this bond issuance will be used to repurchase 12 M shares of common stock through the settlement of a forward purchase agreement that was put in place during the first quarter of 2000. This forward purchase agreement will be settled today, May 3, 2000.
o The weighted average cost of debt eliminated is approximately 7.8%, and will be reduced in the following manner:
          o    $50 M reduction in Accounts Receivable program (6%)
          o    $420 M redemption of fixed series debt:
                    - 8% Series due 4/1/02 (tender)
                    - 7.5% series due 7/15/02 (tender)
                    - 7.375% series due 12/15/01 (call 5/3/00)
                    - 10.25% series due 8/1/07 (call 8/1/00)

o Although our ultimate debt to total capital goal is 45%, upon application of the proceeds we expect to have a debt ratio of approximately 57% (exclusive of the transition bonds). Given our strong financial position, we expect to return to our target of 45% over the next couple of years.

Bond Series:
The four tranches of Transition Bonds are as follows:
          o    $110 M of A-1 series bonds repayable in 1.11 years
          o    $140 M of A-2 series bonds repayable in 2.08 years
          o    $398.8 M of A-3 series bonds repayable in 8.75 years
          o    $351.2 of A-4 series bonds repayable in 9.34 years

Balance Sheet Implications:
o The transition bonds will be accounted for on PECO's consolidated balance sheet. However, for debt rating purposes, the bonds will be excluded.
o The $5.26 B Regulatory Asset "Competitive Transition Charge" is separated into two components: an ITC asset and a CTC asset. Upon the issuance of this additional $1 billion of transition bonds, the ITC asset will be approximately $5.0 B and the CTC asset will be approximately $0.26 B.

Income Statement Implications:
o As part of the settlement agreement approved by the PA PUC, PECO is required to provide a one-year (2001) $60 million rate cut.
o The two regulatory assets (CTC and ITC) will be amortized on the income statement in accordance with the amortization schedule set forth in our May 1998 Final Restructuring order.
o ITC revenue will be reflected in the income statement, but for debt rating purposes, the ITC revenue and related interest and amortization expense will be stripped out.
o The shares outstanding for the company will be reduced by approximately 12M, bringing the total to approximately 170 M (174 M average for the year.)
o Interest expense in 2000 will reflect the elimination of $470 M of on, and off, balance sheet debt with the majority of these securities removed from PECO's balance sheet by the end of May 2000. The weighted average cost of the eliminated debt is approximately 7.8%



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o    These interest savings will be more than offset by interest expense associated with the issuance of the transition bonds at a cost of approximately 7.77%.

Financial Benefits:
o By converting $5.0 Billion of our $5.26 Billion of recoverable stranded costs to ITC, we've added an extra measure of certainty to our stranded cost recovery.
o The impact of this additional $1 B securitization will be $0.01-$0.02 accretive in 2000, and will be approximately ($0.05) (dilutive to PECO stand-alone earnings) in 2001, due to the one-year $60 M rate cut.
o The full year benefit (without rate cut) of this securitization will be approximately $0.15 per share accretive to PECO stand-alone earnings.






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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             PECO ENERGY COMPANY



                                             /S/ Jean H. Gibson
                                             -----------------------------
                                             Vice President & Controller
May 3, 2000